Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-260833 on Form S-3 of Chesapeake Energy Corporation of our report dated February 22, 2021, relating to the financial statements of Brix Oil & Gas Holdings LP and Harvest Royalties Holdings LP appearing in Registration Statement No. 333-259252 on Form S-4 of Chesapeake Energy Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 23, 2021